Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 33-45460) of G-III Apparel Group, Ltd.,
(2)	Registration Statement (Form S-8 No. 33-45461) of G-III Apparel Group, Ltd.,
(3)	Registration Statement (Form S-8 No. 33-81066) of G-III Apparel Group, Ltd.,
(4)	Registration Statement (Form S-8 No. 333-51765) of G-III Apparel Group, Ltd.,
(5)	Registration Statement (Form S-8 No. 333-80937) of G-III Apparel Group, Ltd.,
(6)	Registration Statement (Form S-8 No. 333-39298) of G-III Apparel Group, Ltd.,
(7)	Registration Statement (Form S-8 No. 333-115010) of G-III Apparel Group, Ltd.,
(8)	Registration Statement (Form S-8 No. 333-125804) of G-III Apparel Group, Ltd.,
(9)	Registration Statement (Form S-8 No. 333-143974) of G-III Apparel Group, Ltd.,
(10)	Registration Statement (Form S-3 No. 333-136445) of G-III Apparel Group, Ltd.,

of our report dated March 27, 2008, relating to our audit of the consolidated financial statements of AM Apparel Holdings, Inc. and Subsidiaries as of and for the years ended December 31, 2007 and 2006, included in this Form 8-K/A of G-III Apparel Group, Ltd.

/s/ Rosen Seymour Shapss Martin & Company LLP

CERTIFIED PUBLIC ACCOUNTANTS

New York, New York

April 25, 2008